UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2013 (February 20, 2013)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2013, we entered into an Agreement (the “Premium Product Development Agreement”) with Power Brands, LLC, a California Limited Liability Company (“Power Brands”) to render product development services for Level 5 Beverage Company, Inc.

Product development process includes but is not limited to the following:

Product(s): The Premium Product Development Package includes formulation and development of four (4) beverage products (four varieties).

Creative Brief: Meeting/conference call to determine and define brand identity including packaging design, recipes/formulas, target demographic etc.

Executive Consultation: Client will receive 2 hours of consultation in person, or via teleconference or videoconference, with a Power Brands executive to thoroughly review the Client’s project and answer Client questions regarding key product and category issues such as:  branding, pricing/margin architecture, consumer trends, sales strategies, marketing strategies, retail channel development, manufacturing and logistics.  Additional consultation will be billed ad hoc at a rate of $500/hour.

Label/Packaging Design: Power Brands will oversee the product label design process through its network of independent graphic designers.  One graphic designer will be selected to take lead on the project.  The design process may include sketches, sourcing art specific to the design, identifying font treatment or creating one, exploring layout options, creating tag lines and other text for label (Branding), nutritional tables and ingredients statements.  The concept design process includes up to three (3) iterations of label design to complete the label, with each iteration based on Client feedback.  Any design revisions after the third iteration will be negotiated between the Client and designer and is subject to incremental expense.

Layflat artwork:  Once Client has approved the concept design, the graphic designer will create a layflat file suitable for printing which will include back and side panel elements such as a nutritional panel, ingredient list, UPC barcode (to be supplied by Client), and any sell (or “romance”) copy.  The layflat artwork process includes two (2) iterations prior to finalization.

Formula Research & Development:

a.
An R&D brief (Form A-1) will be created by Power Brands based on the direction, recipes and samples received from Client.  Power Brands in-house beverage formulation laboratory will begin recipe formulation work upon completion of the creative brief. Power Brands will work on this process in conjunction with several companies that specialize in ingredients and raw materials for beverage production. All companies that will assist Power Brands beverage scientists with any part of the formulation process will be supplied with base samples, recipes and a briefing by Power Brands. Usually between 1-3 rounds of samples are required to complete product development. Final formulas will be converted into bottling formulas for mass production.

b.
Each major component of the formulation is described in detail in Form A-1.  Client has up to 5 business days upon receiving first round bench samples to modify any of these major components (i.e. flavors, colors, ingredients, etc.) Upon receipt of the first round bench samples, Client can request up to three (3) formulation revisions to adjust taste, ingredient levels, or other minor elements.  If the Client is able to come in-house for formulation work, three formulation revisions will equal two four (4) hour in-house sessions.  Any formulation revision after the third iteration or second four-hour in-house session is subject to incremental expense.

Packaging Material Sourcing: Power Brands will provide supplier information for bottles, caps, labels, cans, cartons and any other component that is used in the manufacturing process for this brand.  Power Brands has extensive data bases for each component and will introduce Client to the recommended supplier for each component.  Client has up to 30 days from creative brief process described above to finalize decision on packaging.

Contract Manufacturers:  Power Brands will recommend manufacturer(s) who are capable of running the specifications of Client’s new product i.e. machines that are able to manage the chosen package style and have the correct processing equipment for the ingredients selected.

Business Plan: A comprehensive business plan that includes an executive summary, market analysis, basic marketing strategy, competitive analysis as well as a profit and loss analysis for a three year period. This plan includes enough information to explain the opportunity thoroughly to any interested investor and can also be used as a guideline for running the business.  The Business Plan service also includes Power Brands participation in investor meetings and/or conference calls, Power Brands consultation on business strategy and capital raising activity, and up to three (3) revisions of the original draft.

No Legal Advice:  Client hereby acknowledges that Power Brands will not provide Client with any legal advice in connection with this engagement or the product development services, and Client has been advised to seek, and Client is solely responsible for obtaining, appropriate legal counsel to advise Client with respect to any legal issues that may arise from time to time during the Term and the course of this engagement, including, without limitation, with respect to clearance, registration and protection of any intellectual property associated with products developed for the Client and any legal issues affecting or relating to Client’s business and operations (collectively, “Client’s Legal Issues”).  Power Brands hereby disclaims any and all responsibility in connection with Client’s Legal Issues and Client expressly acknowledges and agrees that it will not seek to hold Power Brands responsible therefore.

In consideration of performance of these services, Client agrees to pay Power Brands a fixed fee (the “Fee”) to be paid in installments in accordance with the schedule specified below.  Power Brands acknowledges and agrees that the Fee includes all labor and materials and that Client will not be obligated to pay any additional charges for the services and deliverables described above.

Custom Beverage Formulation, Development & Business Plan:	$24,500

Consultation	$500.00

a.	$15,000 (Fifteen thousand) deposit, $7,500 due after 30 days, remaining $2,000 due upon project completion (final product approved and business plan approved)

b.	Shipping: Clients are responsible for shipping fees associated with the delivery of product samples.

c.	10% interest will be charged on late payments i.e. payment made more than 5 business days after due date.

On February 27, 2013, we issued the attached press release that included a description of the agreement. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

On February 26, 2013, we entered into an Agreement (the “Prototype Development Agreement”) with Power Brands, LLC, a California Limited Liability Company (“Power Brands”) to render prototype development services for Level 5 Beverage Company, Inc.

Prototype development process includes the following:

Prototype(s):  The prototype agreement includes 15 prototypes of each product variety (flavor). Four variations (flavors) equating to 60 prototypes. Additional quantities of samples per variety or additional varieties may incur incremental fees.

Label Application: Power Brands will order the minimum amount of Client approved shrink sleeve labels.  Power Brands is responsible for the application of the labels to the containers to assemble the prototypes.

Formulation Application:  Power Brands food science team will prepare solution for prototype application based on Client approved formulations.  If the product formulation is natural, Power Brands will add a small amount of preservatives to increase prototype shelf life as the lab is not equipped to replicate a hot fill or aseptic manufacturing process.  The prototypes will be hand-crafted at the Power Brands Van Nuys facility.

In consideration of performance of these services, Client agrees to pay Power Brands a fixed fee (the “Fee”) to be paid in installments in accordance with the schedule specified below.  Power Brands acknowledges and agrees that the Fee includes all labor and materials and that Client will not be obligated to pay any additional charges for the services and deliverables described in Section 2 above.

Prototype Development:	$5,000

On February 27, 2013, we issued the attached press release that included a description of the agreement. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

On February 21, 2013, we entered into an Agreement with Java Raba, Inc., a Corporation formed under the laws of Delaware (the “Holder”) for the acquisition of 9.9% of the Company’s interest in and to Level 5 Beverage Company, Inc. (“Level 5”).

The Holder will forgive its entire Convertible Note, in principal amount of Fifty Thousand U.S. Dollars (US$ 50,000.00) in exchange for the transfer and assignment to the Holder of Nine and Nine-Tenths Percent (9.9%) of the rights, interests and title to Level 5. The Company shall deliver to the Holder a Bill of Sale with respect to the partial transfer and the partial Assignment (the “Debt Exchange”).

On February 21, 2013, we entered into an Agreement with MSF International, Inc., a Corporation formed under the laws of Belize (the “Holder”) for the acquisition of 9.9% of the Company’s interest in and to Level 5 Beverage Company, Inc. (“Level 5”).

The Holder will forgive its entire Convertible Note, in principal amount of Fifty Thousand U.S. Dollars (US$ 50,000.00) in exchange for the transfer and assignment to the Holder of Nine and Nine-Tenths Percent (9.9%) of the rights, interests and title to Level 5. The Company shall deliver to the Holder a Bill of Sale with respect to the partial transfer and the partial Assignment (the “Debt Exchange”).

On February 21, 2013, we entered into an Agreement with FTB Enterprises, Inc., a Corporation formed under the laws of Belize (the “Holder”) for the acquisition of 9.9% of the Company’s interest in and to Level 5 Beverage Company, Inc. (“Level 5”).

The Holder will forgive its entire Convertible Note, in principal amount of Fifty Thousand U.S. Dollars (US$ 50,000.00) in exchange for the transfer and assignment to the Holder of Nine and Nine-Tenths Percent (9.9%) of the rights, interests and title to Level 5. The Company shall deliver to the Holder a Bill of Sale with respect to the partial transfer and the partial Assignment (the “Debt Exchange”).

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 21, 2013, we entered into an Agreement with Java Raba, Inc., a Corporation formed under the laws of Delaware (the “Holder”) for the acquisition of 9.9% of the Company’s interest in and to Level 5 Beverage Company, Inc. (“Level 5”).

The Holder will forgive its entire Convertible Note, in principal amount of Fifty Thousand U.S. Dollars (US$ 50,000.00) in exchange for the transfer and assignment to the Holder of Nine and Nine-Tenths Percent (9.9%) of the rights, interests and title to Level 5. The Company shall deliver to the Holder a Bill of Sale with respect to the partial transfer and the partial Assignment (the “Debt Exchange”).

On February 21, 2013, we entered into an Agreement with MSF International, Inc., a Corporation formed under the laws of Belize (the “Holder”) for the acquisition of 9.9% of the Company’s interest in and to Level 5 Beverage Company, Inc. (“Level 5”).

The Holder will forgive its entire Convertible Note, in principal amount of Fifty Thousand U.S. Dollars (US$ 50,000.00) in exchange for the transfer and assignment to the Holder of Nine and Nine-Tenths Percent (9.9%) of the rights, interests and title to Level 5. The Company shall deliver to the Holder a Bill of Sale with respect to the partial transfer and the partial Assignment (the “Debt Exchange”).

On February 21, 2013, we entered into an Agreement with FTB Enterprises, Inc., a Corporation formed under the laws of Belize (the “Holder”) for the acquisition of 9.9% of the Company’s interest in and to Level 5 Beverage Company, Inc. (“Level 5”).

The Holder will forgive its entire Convertible Note, in principal amount of Fifty Thousand U.S. Dollars (US$ 50,000.00) in exchange for the transfer and assignment to the Holder of Nine and Nine-Tenths Percent (9.9%) of the rights, interests and title to Level 5. The Company shall deliver to the Holder a Bill of Sale with respect to the partial transfer and the partial Assignment (the “Debt Exchange”).

Item 3.02	Unregistered Sale of Securities

On February 20, 2013, the Company entered into an Agreement with its Chairman of the Board of Directors, V. Scott Vanis, to exchange his 51,900,004 shares of common stock for 5,000,000 shares of its Class A Preferred stock for services performed.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Dated: 2/27/2013	By:	/s/ John Powers
John Powers